Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS SECOND QUARTER RESULTS

•	Earnings per diluted share: $3.18 from net income, $3.31 from adjusted operating income*

•	ROE 8.5% and adjusted operating ROE* 11.0% for the trailing twelve months

•	Deployed capital of $185 million into in-force and other transactions in the quarter

•	Quarterly shareholder dividend raised 17% to $0.70 per quarter

ST. LOUIS, July 29, 2019 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported second quarter net income of $202.7 million, or $3.18 per diluted share, compared with $204.4 million, or $3.13 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $210.8 million, or $3.31 per diluted share, compared with $202.1 million, or $3.10 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.06 per diluted share on net income and adjusted operating income as compared with the prior year.

	Quarterly Results		Year-to-Date Results
($ in thousands, except per share data)	2019	2018	2019	2018
Net premiums	$2,763,786	$2,594,460	$5,501,599	$5,177,011
Net income	202,698	204,374	372,205	304,604
Net income per diluted share	3.18	3.13	5.83	4.65
Adjusted operating income*	210,846	202,054	378,001	307,800
Adjusted operating income per diluted share*	3.31	3.10	5.92	4.70
Book value per share	170.64	135.09
Book value per share, excluding accumulated other comprehensive income (AOCI)*	128.54	119.31
Total assets	72,043,816	59,766,497

*	See ‘Use of Non-GAAP Financial Measures’ below

In the second quarter, consolidated net premiums totaled $2.8 billion, up 7% from last year’s second quarter of $2.6 billion, with adverse net foreign currency effects of $60.0 million. Excluding spread-based businesses and the value of associated derivatives, investment income increased 7% versus a year ago, reflecting asset growth of 6%. The average investment yield, excluding spread business, was up six basis points from the second quarter of 2018 to 4.38% due to higher variable investment income.

The effective tax rate this quarter was 22.1% on pre-tax income. The effective tax rate was 21.1% on pre-tax adjusted operating income for the quarter, at the lower end of the expected range of 21% to 24%.

Anna Manning, President and Chief Executive Officer, commented, “This was a solid quarter for us, with a number of positives.  Income slightly exceeded our expectations, and we experienced strong momentum
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both from organic growth and in-force transactions.  The benefits from our global operating platform helped to deliver diverse earnings in the quarter, as strong results in U.S. Financial Solutions, EMEA and Canada offset some modest weakness elsewhere.

“This quarter we deployed $185 million of capital into a number of in-force and other transactions across a range of product areas and geographies, bringing our year-to-date total to $236 million. We ended the quarter with an excess capital position of approximately $1.0 billion.

“We are optimistic about our business, and in recognition of our ongoing earnings power, the board increased the common stock dividend by 17%, marking the tenth straight year of double-digit percentage increases.  RGA is well positioned for expanding opportunities, we have a proven strategy and a proven track record of execution, and we expect to continue to produce attractive financial returns.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

The U.S. and Latin America Traditional segment reported pre-tax income of $55.2 million, compared with $72.0 million in the second quarter of 2018. Pre-tax adjusted operating income totaled $59.1 million, compared with $68.3 million the year before, reflecting modestly unfavorable mortality experience and the negative effects of lapses and client reporting catch-ups. The year-ago period reflected mortality experience that was in line with expectations. Group results were break-even, while the year-ago period reflected unfavorable experience.

Traditional net premiums were up 3% from last year’s second quarter to $1,410.5 million.

Financial Solutions

The Asset-Intensive business reported pre-tax income of $72.7 million compared with $60.8 million last year. Second quarter pre-tax adjusted operating income totaled $69.4 million compared with $49.7 million a year ago. Current-period results reflected the addition of new business and favorable longevity experience on payout annuities.

The Financial Reinsurance business reported pre-tax income and pre-tax adjusted operating income of $19.3 million, down modestly from $21.5 million the year before.

Canada

Traditional

The Canada Traditional segment reported pre-tax income of $46.3 million, compared with $21.8 million the year before. Pre-tax adjusted operating income more than doubled to $45.2 million, from $22.2 million a year ago, reflecting very favorable individual mortality experience. The prior-year quarter reflected unfavorable individual mortality experience. Foreign currency exchange rates had an adverse effect of $1.6 million on pre-tax income and pre-tax adjusted operating income.
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Reported net premiums totaled $264.2 million for the quarter, up slightly over the year-ago period. Net foreign currency fluctuations had an adverse effect of $9.4 million on net premiums.

Financial Solutions

The Canada Financial Solutions business segment, which consists of longevity and fee-based transactions, reported second quarter pre-tax income and pre-tax adjusted operating income of $3.8 million, compared with $3.5 million a year ago. Both periods reflected favorable longevity experience. Net foreign currency fluctuations adversely affected pre-tax income and pre-tax adjusted operating income by $0.1 million.

Europe, Middle East and Africa (EMEA)

Traditional

The EMEA Traditional segment reported pre-tax income of $16.1 million compared with $6.5 million in last year’s second quarter. Pre-tax adjusted operating income totaled $15.9 million, compared with $6.5 million in the prior-year period. The current-period results were in line with expectations, while the year-ago period reflected unfavorable underwriting results in a couple of markets. Net foreign currency fluctuations adversely affected pre-tax income and pre-tax adjusted operating income by $1.0 million for the quarter.

Reported net premiums declined slightly to $350.9 million in the second quarter. Foreign currency exchange rates adversely affected net premiums by $23.3 million.

Financial Solutions

The EMEA Financial Solutions business segment, which consists of longevity, asset-intensive and fee-based transactions, reported second quarter pre-tax income of $51.8 million, compared with $65.4 million in the year-ago period. Pre-tax adjusted operating income totaled $49.3 million, compared with $59.5 million the year before. Both periods were above expectations, with the current quarter reflecting higher variable investment income on asset-intensive business in the U.K., and the year-ago period reflecting very favorable longevity experience. Net foreign currency fluctuations adversely affected pre-tax income by $2.9 million and pre-tax adjusted operating income by $2.8 million.

Asia Pacific

Traditional

The Asia Pacific Traditional segment’s pre-tax income and pre-tax adjusted operating income totaled
$34.8 million, compared with $58.9 million in the prior-year period. The current period reflected relatively in-line results in Asia, partially offset by a loss in Australia, while the year-ago period reflected favorable underwriting experience in Asia and a break-even result in Australia. Net foreign currency fluctuations had a favorable effect of $0.5 million on pre-tax income and pre-tax adjusted operating income.

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Reported net premiums increased 13% to $606.4 million, reflecting growth on new and existing treaties in Asia, partially offset by a reduction in Australia. Foreign currency exchange rates had an adverse effect of $23.2 million on net premiums.

Financial Solutions

The Asia Pacific Financial Solutions business segment, which consists of asset-intensive and fee-based transactions, reported second quarter pre-tax income of $1.9 million, compared with $4.1 million in the prior-year period. Pre-tax adjusted operating income totaled $3.4 million, compared with $2.9 million the year before, attributable to new business in Asia. Net foreign currency fluctuations had a favorable effect of $0.2 million on pre-tax income and an immaterial effect on pre-tax adjusted operating income.

Reported net premiums increased significantly to $44.5 million, attributable to new treaties added in the first half of the current year. Foreign currency exchange rates had an immaterial effect on net premiums.

Corporate and Other

The Corporate and Other segment’s pre-tax losses totaled $41.8 million, compared with pre-tax losses of $67.3 million the year before. Pre-tax adjusted operating losses totaled $32.9 million, compared with year-ago pre-tax adjusted operating losses of $42.9 million. The current-period loss was higher than the average expected run rate due to costs related to strategic investments and service businesses.

Dividend Declaration

The board of directors increased the quarterly dividend 17%, to $0.70 from $0.60, payable August 29 to shareholders of record as of August 8.

Earnings Conference Call

A conference call to discuss second-quarter results will begin at 11 a.m. Eastern Time on Tuesday, July 30. Interested parties may access the call by dialing 800-281-7973 (domestic) or 323-794-2093 (international). The access code is 6809893. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net
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investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.4 trillion of life reinsurance in force and assets of $72.0 billion as of June 30, 2019. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the Company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events
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and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected and (29) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even

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though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the 2018 Annual Report.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in thousands, except per share data)

(Unaudited)	Three Months Ended June 30,
	2019		2018
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$202,698	$3.18	$204,374	$3.13
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(17,719)	(0.27)	29,195	0.45
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(389)	(0.01)	(10,349)	(0.16)
Embedded derivatives:
Included in investment related gains/losses, net	10,098	0.16	(19,062)	(0.29)
Included in interest credited	14,646	0.23	447	0.01
DAC offset, net	(3,199)	(0.05)	1,386	0.02
Investment (income) loss on unit-linked variable annuities	(1,801)	(0.03)	(3,260)	(0.05)
Interest credited on unit-linked variable annuities	1,801	0.03	3,260	0.05
Interest expense on uncertain tax positions	2,158	0.03	—	—
Non-investment derivatives	9	—	377	0.01
Uncertain tax positions and other tax related items	2,544	0.04	(4,314)	(0.07)
Adjusted operating income	$210,846	$3.31	$202,054	$3.10

(Unaudited)	Six Months Ended June 30,
	2019		2018
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$372,205	$5.83	$304,604	$4.65
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(7,050)	(0.13)	53,897	0.81
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	4,196	0.07	(2,218)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	(2,597)	(0.04)	(41,495)	(0.63)
Included in interest credited	15,845	0.25	(22,118)	(0.34)
DAC offset, net	(12,316)	(0.19)	18,232	0.28
Investment (income) loss on unit-linked variable annuities	(11,551)	(0.18)	(1,165)	(0.02)
Interest credited on unit-linked variable annuities	11,551	0.18	1,165	0.02
Interest expense on uncertain tax positions	4,265	0.07	—	—
Non-investment derivatives	349	0.01	437	0.01
Uncertain tax positions and other tax related items	3,104	0.05	(3,539)	(0.05)
Adjusted operating income	$378,001	$5.92	$307,800	$4.70
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30, 2019
	Pre-tax Income	Income Taxes	Effective Tax Rate
GAAP income	$260,077	$57,379	22.1%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(22,214)	(4,495)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(492)	(103)
Embedded derivatives:
Included in investment related gains/losses, net	12,782	2,684
Included in interest credited	18,539	3,893
DAC offset, net	(4,050)	(851)
Investment (income) loss on unit-linked variable annuities	(2,280)	(479)
Interest credited on unit-linked variable annuities	2,280	479
Interest expense on uncertain tax positions	2,732	574
Non-investment derivatives	12	3
Uncertain tax positions and other tax related items	—	(2,544)
Adjusted operating income	$267,386	$56,540	21.1%
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Income before income taxes	$260,077	$247,288	$476,641	$385,213
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(22,214)	37,221	(8,936)	68,864
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(492)	(13,100)	5,312	(2,808)
Embedded derivatives:
Included in investment related gains/losses, net	12,782	(24,129)	(3,287)	(52,525)
Included in interest credited	18,539	565	20,057	(27,998)
DAC offset, net	(4,050)	1,755	(15,590)	23,079
Investment (income) loss on unit-linked variable annuities	(2,280)	(4,127)	(14,622)	(1,475)
Interest credited on unit-linked variable annuities	2,280	4,127	14,622	1,475
Interest expense on uncertain tax positions	2,732	—	5,399	—
Non-investment derivatives	12	477	442	553
Pre-tax adjusted operating income	$267,386	$250,077	$480,038	$394,378

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30, 2019
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$55,175	$(44)		$3,994		$59,125
Financial Solutions:
Asset-Intensive	72,694	(32,596)	(1)	29,326	(2)	69,424
Financial Reinsurance	19,324	—		—		19,324
Total U.S. and Latin America	147,193	(32,640)		33,320		147,873
Canada Traditional	46,259	(1,084)		—		45,175
Canada Financial Solutions	3,813	—		—		3,813
Total Canada	50,072	(1,084)		—		48,988
EMEA Traditional	16,121	(179)		—		15,942
EMEA Financial Solutions	51,801	(2,538)		—		49,263
Total EMEA	67,922	(2,717)		—		65,205
Asia Pacific Traditional	34,775	1		—		34,776
Asia Pacific Financial Solutions	1,918	1,521		—		3,439
Total Asia Pacific	36,693	1,522		—		38,215
Corporate and Other	(41,803)	8,908		—		(32,895)
Consolidated	$260,077	$(26,011)		$33,320		$267,386

(1)	Asset-Intensive is net of $(6,049) DAC offset.

(2)	Asset-Intensive is net of $1,999 DAC offset.

(Unaudited)	Three Months Ended June 30, 2018
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$71,978	$41		$(3,766)		$68,253
Financial Solutions:
Asset-Intensive	60,840	12,548	(1)	(23,649)	(2)	49,739
Financial Reinsurance	21,548	—		—		21,548
Total U.S. and Latin America	154,366	12,589		(27,415)		139,540
Canada Traditional	21,805	357		—		22,162
Canada Financial Solutions	3,544	—		—		3,544
Total Canada	25,349	357		—		25,706
EMEA Traditional	6,468	—		—		6,468
EMEA Financial Solutions	65,369	(5,871)		—		59,498
Total EMEA	71,837	(5,871)		—		65,966
Asia Pacific Traditional	58,862	—		—		58,862
Asia Pacific Financial Solutions	4,138	(1,274)		—		2,864
Total Asia Pacific	63,000	(1,274)		—		61,726
Corporate and Other	(67,264)	24,403		—		(42,861)
Consolidated	$247,288	$30,204		$(27,415)		$250,077

(1)	Asset-Intensive is net of $5,606 DAC offset.

(2)	Asset-Intensive is net of $(3,851) DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Six Months Ended June 30, 2019
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$66,829	$(47)		$10,469		$77,251
Financial Solutions:
Asset-Intensive	137,652	(35,705)	(1)	27,057	(2)	129,004
Financial Reinsurance	37,643	—		—		37,643
Total U.S. and Latin America	242,124	(35,752)		37,526		243,898
Canada Traditional	96,538	(6,751)		—		89,787
Canada Financial Solutions	5,161	—		—		5,161
Total Canada	101,699	(6,751)		—		94,948
EMEA Traditional	31,545	(179)		—		31,366
EMEA Financial Solutions	90,191	(5,832)		—		84,359
Total EMEA	121,736	(6,011)		—		115,725
Asia Pacific Traditional	71,399	(3)		—		71,396
Asia Pacific Financial Solutions	8,001	(1,227)		—		6,774
Total Asia Pacific	79,400	(1,230)		—		78,170
Corporate and Other	(68,318)	15,615		—		(52,703)
Consolidated	$476,641	$(34,129)		$37,526		$480,038

(1)	Asset-Intensive is net of $(36,346) DAC offset.

(2)	Asset-Intensive is net of $20,756 DAC offset.

(Unaudited)	Six Months Ended June 30, 2018
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$74,870	$51		$(5,459)		$69,462
Financial Solutions:
Asset-Intensive	108,102	54,179	(1)	(62,880)	(2)	99,401
Financial Reinsurance	41,707	—		—		41,707
Total U.S. and Latin America	224,679	54,230		(68,339)		210,570
Canada Traditional	45,512	2,207		—		47,719
Canada Financial Solutions	6,735	—		—		6,735
Total Canada	52,247	2,207		—		54,454
EMEA Traditional	21,889	(9)		—		21,880
EMEA Financial Solutions	104,533	(9,147)		—		95,386
Total EMEA	126,422	(9,156)		—		117,266
Asia Pacific Traditional	81,749	(5)		—		81,744
Asia Pacific Financial Solutions	8,159	(4,017)		—		4,142
Total Asia Pacific	89,908	(4,022)		—		85,886
Corporate and Other	(108,043)	34,245		—		(73,798)
Consolidated	$385,213	$77,504		$(68,339)		$394,378

(1)	Asset-Intensive is net of $10,895 DAC offset.

(2)	Asset-Intensive is net of $12,184 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Earnings per share from net income:
Basic earnings per share	$3.23	$3.19	$5.93	$4.74
Diluted earnings per share	$3.18	$3.13	$5.83	$4.65

Diluted earnings per share from adjusted operating income	$3.31	$3.10	$5.92	$4.70
Weighted average number of common and common equivalent shares outstanding	63,698	65,250	63,819	65,555

(Unaudited)	At June 30,
	2019	2018
Treasury shares	16,380	15,466
Common shares outstanding	62,758	63,672
Book value per share outstanding	$170.64	$135.09
Book value per share outstanding, before impact of AOCI	$128.54	$119.31

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At June 30,
	2019	2018
Book value per share outstanding	$170.64	$135.09
Less effect of AOCI:
Accumulated currency translation adjustments	(1.96)	(2.23)
Unrealized appreciation of securities	44.87	18.82
Pension and postretirement benefits	(0.81)	(0.81)
Book value per share outstanding, before impact of AOCI	$128.54	$119.31

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Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in thousands)

(Unaudited)
Trailing Twelve Months Ended June 30, 2019:	Average Equity
Stockholders' average equity	$9,202,139
Less effect of AOCI:
Accumulated currency translation adjustments	(140,041)
Unrealized appreciation of securities	1,563,422
Pension and postretirement benefits	(50,858)
Stockholders' average equity, excluding AOCI	$7,829,616

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in thousands)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended June 30, 2019:	Income
Net Income	$783,443	8.5%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	68,239
Change in fair value of embedded derivatives	85,293
Deferred acquisition cost offset, net	(22,276)
Statutory tax rate changes and subsequent effects	(55,530)
Adjusted operating income	$859,169	11.0%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Net premiums	$2,763,786	$2,594,460	$5,501,599	$5,177,011
Investment income, net of related expenses	584,078	528,061	1,163,955	1,044,390
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	—	(3,350)	(9,453)	(3,350)
Other investment related gains (losses), net	12,472	(7,222)	29,713	(7,692)
Total investment related gains (losses), net	12,472	(10,572)	20,260	(11,042)
Other revenue	107,072	83,959	201,625	159,256
Total revenues	3,467,408	3,195,908	6,887,439	6,369,615
Benefits and expenses:
Claims and other policy benefits	2,515,211	2,279,593	5,023,535	4,641,694
Interest credited	157,842	109,327	291,031	189,776
Policy acquisition costs and other insurance expenses	260,345	320,276	572,226	677,178
Other operating expenses	223,499	194,959	424,982	386,233
Interest expense	43,283	37,025	83,456	74,479
Collateral finance and securitization expense	7,151	7,440	15,568	15,042
Total benefits and expenses	3,207,331	2,948,620	6,410,798	5,984,402
Income before income taxes	260,077	247,288	476,641	385,213
Provision for income taxes	57,379	42,914	104,436	80,609
Net income	$202,698	$204,374	$372,205	$304,604
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